THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SUBORDINATED CONVERTIBLE DEBENTURE

SIONIX CORPORATION

Subordinated Convertible Debenture

June ___, 2007

No. __________	$[1,000,000]

THIS DEBENTURE IS ONE IN A SERIES OF SUBORDINATED CONVERTIBLE DEBENTURES (“DEBENTURE(S)”) ISSUED BY SIONIX CORPORATION PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT OF EVEN DATE HEREWITH.

This Subordinated Convertible Debenture is issued by Sionix Corporation, a Nevada corporation (“Sionix” or the “Company”), to ___________________ (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “1933 Act”).

ARTICLE I.

Section 1.01  Principal. For value received, on June 18, 2007 (the “Issuance Date”), the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of [one million and 00/100 dollars (US$1,000,000)], plus accrued interest in the amount of eight percent (8%) per year for all outstanding principal on June 17, 2008 (the “Maturity Date”). The principal plus accrued interest of this Debenture, less any amounts required by law to be deducted, is payable monthly, and shall be either paid to the registered holder of this Debenture (a) in United States dollars, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder, or (b) converted into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) in accordance with Section 1.02 herein; provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.999% of the outstanding shares of the Common Stock following such conversion, as further set forth in Section 6.05 herein.

The forwarding of a check or wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted; provided, however, that the check has cleared the Holder’s bank account or the payment by wire transfer is made in immediately available funds.

Section 1.02  Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or a portion of the principal amount of this Debenture plus accrued interest into shares of Common Stock (the “Conversion Shares”) at a conversion price for each share of Common Stock equal to $0.22 (the “Conversion Price”). The amount of shares issuable pursuant to a conversion shall equal the principal amount (or portion thereof) of the Debenture to be converted, plus accrued interest, divided by the Conversion Price.

Conversion shall be effectuated by surrendering the Debenture to the Company, accompanied by or preceded by facsimile or other delivery to the Company of the form of conversion notice attached hereto as Exhibit A, executed by the Holder evidencing such Holder's intention to convert a specified portion hereof. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice (the “Notice of Conversion”), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (949) 752-7998, Attention: ____________. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the Conversion Date (the “Delivery Date”).

The Company understands that a delay in the issuance of the Conversion Shares beyond the Delivery Date (as defined in this Section) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of the Conversion Shares, unless the delay is due to causes beyond the reasonable control of the Company or the Company’s Transfer Agent, in accordance with the following schedule (where “Number of Business Days Late” refers to the number of business days which is beyond three (3) Business Days after the Delivery Date):

Number of Business Days Late	Late Payment For Each $10,000 of Debenture Principal or Interest Amount Being Converted
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
> 10	$1,000 + $200 for each Business Day Late beyond 10 days

As used herein, “Business Day” means any day that is not a Saturday, Sunday, or legal holiday in the State of New York when commercial banking institutions are required to be closed.

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Holder’s remedy for such delay. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Shares by close of business on the Delivery Date, unless such failure is due to causes beyond the Company’s reasonable control or that of its Transfer Agent, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder (as defined below) notwithstanding such revocation.

If, by the relevant Delivery Date, the Company fails, unless such failure is due to causes beyond the Company’s reasonable control or that of its Transfer Agent, for any reason to deliver the Conversion Shares to be issued upon conversion of the Debenture and after such Delivery Date, the Holder of the Debenture being converted (a “Converting Holder”) purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the “Sold Shares”), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due hereunder, the Buy-In Adjustment Amount (as defined below).

The “Buy-In Adjustment Amount” is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company’s Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

The Holder of the Debenture shall be entitled to exercise its conversion privilege with respect to the Debenture notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debenture.

Section 1.03  Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04  Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the 1933 Act, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the “Registration Rights Agreement”).

Section 1.05  Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.06  Denominations. The Debenture is issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debenture is exchangeable for an equal aggregate principal amount of Debenture of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

Section 1.07  Right of Redemption. The Company shall have the right to redeem this Debenture at any time by providing written notice to the Holder by making a cash payment to the Holder of the outstanding principal amount of the Debenture multiplied by a premium according to the following schedule, plus all accrued interest: 110% of the outstanding principal amount if redeemed within 120 days after the Issuance Date; 115% of the outstanding principal amount if redeemed between 121 days and within 240 days after the Issuance Date; 125% of the outstanding principal amount if redeemed after 240 days after the Issuance Date. Written notice to the Holder shall be received at least 5 business days prior to the date of redemption payment (“Redemption Date”). If the redemption payment is not made on or before the Redemption Date, the redemption notice shall be rendered null and void and the Holder thereafter shall have the right to convert any portion of the outstanding principal of the Debenture.

Section 1.08  Subordinated Nature Of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to the October 2005 senior secured bridge.

ARTICLE II.

Section 2.01  Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

Section 3.01  Events of Default. The following shall constitute an “Event of Default”:

(a) The Company shall default in the payment of principal and interest on this Debenture and same shall continue for a period of five (5) days; or

(b) Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture shall be false or misleading in any material respect at the time made; or

(c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debenture and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure; or

(d) The Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, and any such failure shall continue uncured for ten (10) business days; or

(e) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(f) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(g) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(h) Any money judgment, writ or warrant of attachment, or similar process in excess of one hundred thousand dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(i) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

(j) The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five (5) trading days; or

(k) Breach by the Company of its obligations under the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement entered into on the date hereof between the Company and the Holder which is not cured by the Company within ten (10) days after receipt of written notice thereof.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Debenture immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

Section 3.02  Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01  Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of Closing (as defined in the Securities Purchase Agreement), into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02  Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

ARTICLE V.

Section 5.01  Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02  Consent of Holder to Sell Capital Stock or Grant Security Interests. So long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the majority of the Holder(s), issue or sell (i) any Common Stock or preferred stock of the Company for consideration of less than the Conversion Price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock or preferred stock of the Company for consideration of less than the Conversion Price on the date of issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8. However, the Company may (i) issue options to its employees in an amount equal to 15% of its then-outstanding shares of common stock pursuant to a valid stock option plan providing that such options are not issued at a price that is less than the market price of the common stock on the date of issuance; (ii) grant a security interest in any of its assets in connection with a bank credit facility or factoring arrangement; (iii) issue shares of Common Stock or securities convertible into Common Stock to a strategic partner pursuant to a joint venture or other similar agreement; or (iv) file a registration statement on a Form S-8 for a valid stock option plan.

ARTICLE VI.

Section 6.01  Permitted Withholding. The Company shall be entitled to withhold from all payments of principal of this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

Section 6.02  Absolute Obligation of the Company. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company.

Section 6.03  Transfer. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the 1933 Act, and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the 1933 Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 6.04  Investment Purpose. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the 1933 Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

Section 6.05  Limitations. The Holder may not convert this Debenture to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debenture are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debenture that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

Section 6.06  No Rights as Shareholder until Conversion. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

Section 6.07  Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail either in the text of an email message or attached in a commonly readable format, and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, or one day after electronically mailed if the sender has received no generated notice that the email message has not been successfully delivered, in each case addressed to a party. The addresses for such communications shall be:

If to Sionix:

2082 Michelson Drive, Suite 304
Irvine, CA 92612
Attention: _______________
Facsimile: (949) 752-7998
Email:

with a copy to:

____________________
____________________
____________________
Attention:
Facsimile:
Email:

If to Purchaser:

____________________
____________________
____________________
Attention:
Facsimile:
Email:

with a copy to:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, NY 10022
Attention: David E. Danovitch, Esq.
Facsimile: (212) 980-5192
Email: ddanovitch@gerstensavage.com

Each party shall provide notice to the other party of any change in address.

Section 6.08  Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Debenture.

Section 6.09  Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.10  Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.11  Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

Section 6.12  Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture or any Debenture exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Debenture, if mutilated, the Company will make and deliver in lieu of such Debenture a new Debenture of like tenor and unpaid principal amount and dated as of the original date of this Debenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

SIONIX:

By:
Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $      of the principal amount of the above Debenture into Shares of Common Stock of Sionix Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Debenture unconverted:	$
Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:

A-1